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                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83160) pertaining to the Zoltek Companies, Inc. Savings and Profit Sharing Plan, the prospectus constituting part of the Registration Statement (Form S-3 No. 33-84070) pertaining to 154,206 shares of common stock, the Registration Statement (Form S-8 No. 33-83160) pertaining to Zoltek Companies, Inc. 1992 Long Term Incentive Plan and Zoltek Companies, Inc. 1992 Directors Stock Option Plan, and the Registration Statement (Form S-8 No. 33-06565) pertaining to 34,896 shares of common stock of our report dated November 23, 1999, which appears in the 1999 Annual Report to Shareholders of Zoltek Companies, Inc., which report and consolidated financial statements are included in this Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated November 23, 1999 relating to the financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 27, 1999